EXHIBIT 10.1

AMENDMENT 2006-1

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION KEY EXECUTIVE STOCK DEFERRAL PLAN

The purpose of these resolutions is to amend the Key Executive Stock Deferral Plan to (i) allow eligible participants to change their distribution elections in 2006 in accordance with the transition rules permitted under Internal Revenue Code Section 409A, and (ii) conform the Plan to the provisions of certain other plans of the Company regarding the potential Capital Restructuring Dividend and tax withholding.

TO APPROVE AMENDMENTS

TO THE KEY EXECUTIVE STOCK

DEFERRAL PLAN ALLOWING CHANGES

TO DISTRIBUTION ELECTIONS PERMITTED

UNDER INTERNAL REVENUE CODE 409A

AND CONFORMING OTHER PLAN PROVISIONS

WHEREAS, Science Applications International Corporation, a Delaware corporation (the “Company”) maintains the Science Applications International Corporation Key Executive Stock Deferral Plan (the “Plan”);

WHEREAS, the Plan is subject to Section 409A of the Internal Revenue Code of 1986, as amended, which generally restricts the ability of participants in the Plan to make changes to the manner in which their Plan benefits will be paid;

WHEREAS, transition rules announced by the Internal Revenue Service allow the Company to grant participants a limited right to make changes to the manner in which their Plan benefits will be paid; and

WHEREAS, certain provisions of the Plan do not conform with corresponding provisions of other plans maintained by the Company regarding the possible Capital Restructuring Dividend and tax withholding;

NOW, THEREFORE, the Plan is hereby amended, effective January 1, 2006, as follows:

1. Section 2.5 of the Plan, the definition of Capital Restructuring Dividend, is amended to read in its entirety as follows:

“2.5 Capital Restructuring Dividend. The non-recurring cash dividend paid by the Company in 2006 or 2007 on shares of Company Stock in connection with the Company’s capital restructuring and the initial public offering of Company Stock.”

2. A new subsection (g) to Section 7.3 of the Plan is added to read in its entirety as follows:

“(g) Notwithstanding Section 7.3(c), pursuant to a transition rule issued by the Internal Revenue Service under Code Section 409A, each Participant who had not had a Separation From Service as of December 31, 2006 shall be permitted to elect among the forms of distribution specified in Section 7.3(b) with respect to distributions made on account of the Participant’s Retirement Date. The elections under this Section 7.3(g) shall be made pursuant to rules prescribed by the Committee, but shall in no event be made after December 31, 2006. If a Participant does not make an election under this subsection (g), then the Participant’s previous election among forms of distribution shall continue to apply.”

3. Section 7.6 of the Plan is amended to read in its entirety as follows:

“7.6 Withholding of Taxes. To the extent any distribution is subject to withholding taxes, the Committee shall require, as a condition to the payment of such distribution, that the taxes be withheld from such distribution. With respect to amounts paid from the Trust, the Trustee shall deliver the withheld amounts to the Company which shall pay over the withheld taxes as required by law. The Committee may, but need not, allow the Participant to make payment to the Company in the form of a check for such withholding taxes, and the Committee may provide in its discretion for other methods of withholding acceptable to the Company.”

FURTHER RESOLVED, officers of the Company, or any delegate of such person, be, and each of them hereby is, authorized at any time and from time to time to do and perform any and all acts or things, including, without limitation, the execution and delivery any and all further agreements, documents, instruments or papers of whatever kind or nature, which such officers or any of them may consider necessary or desirable to effect the intent of any and all of the foregoing resolutions, and the performance of such other acts and things by any of such officers shall evidence conclusively and for all purposes that such officer or officers considered the same to be necessary or desirable as aforesaid and that such act or thing so done or performed was hereby authorized, and that all such acts or things heretofore performed by the officers of this Company are hereby ratified and approved.

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